Exhibit 19(b)

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the semi-annual report of College Retirement Equities Fund (the “Registrant”) on Form N-CSR for the period ended June 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), the undersigned officers of the Registrant certify that, to the best of each such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 5, 2025	By:	/s/ Christopher Stickrod
Christopher Stickrod
Principal Executive Officer and Executive Vice President (principal executive officer)

Date: September 5, 2025	By:	/s/ Marc Cardella
Marc Cardella
Vice President and Controller (principal financial officer)